Exhibit 99.1

February 10, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK Partners to Participate in
Credit Suisse Energy Summit

TULSA, Okla. –Feb. 10, 2014 -- ONEOK Partners, L.P. (NYSE: OKS) will participate in the Credit Suisse Energy Summit in Vail, Colo., Feb. 11-12, 2014.

Robert F. Martinovich, ONEOK Partners executive vice president, commercial, and Derek S. Reiners, ONEOK Partners senior vice president, chief financial officer and treasurer, will conduct a series of one-on-one meetings with investment-community representatives at the conference.

The materials utilized at the conference will be accessible on the ONEOK Partners website, www.oneokpartners.com, on Tuesday, Feb. 11, 2014, beginning at 6 a.m. Mountain Standard Time (7 a.m. Central Standard Time).

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships in the United States and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a pure-play, publicly traded general partner, which owns 41.2 percent of the overall partnership interest as of Dec. 31, 2013.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

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